Exhibit 2.2

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This First Amendment (the “Amendment”) to the Agreement and Plan of Merger (the “Merger Agreement”) dated March 3, 2004 by and between Posturepedic Acquisition Corp. a Delaware corporation (“Newco”) and Sealy Corporation, a Delaware corporation (the “Company”) is dated April 5, 2004.  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Merger Agreement.

WHEREAS Newco and the Company desire to make an amendment to the Merger Agreement as set forth below;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants contained herein and the Merger Agreement, the parties hereto agree as follows:

1.            The definitions of “Cash Difference Amount” and “Fraction” are deleted.

2.            The definition of “Consenting Stockholders” is hereby amended by replacing the definition in its entirety with the following:

“Consenting Stockholders” mean Bain Capital Fund V, L.P., Bain Capital Fund V-B, L.P., BCIP Trust Associates, BCIP Associates, Harvard Private Capital Holdings, Inc., Sealy Investors 1 LLC, Sealy Investors 2 LLC, Sealy Investors 3 LLC, Ken Walker, Dave Sherman, Ron Morgan, and Derek Ritzel”.

3.            Section 2.8(a)(B) of the Merger Agreement is hereby amended by deleting this subsection in its entirety and replacing it with the following

“(B) the Schedule 2.8 Shares set forth opposite each Consenting Stockholder’s name on Schedule 2.8 shall be converted into the right to retain such number of shares of fully paid and non-assessable shares of Class A Common Stock.

4.            Schedule 2.8 of the Merger Agreement is amended by replacing the schedule in its entirety with the following:

SCHEDULE 2.8 - SCHEDULE 2.8 SHARES

Stockholder	Class A Common Stock

Investor Shares
Bain Fund V	186,771.3624
Bain Fund VB	486,350.4374
BCIP Assoc	217,578.2149
BCIP Trust	63,207.8052
Harvard	379,200.9140
SILLC1	574,547.4958
SILLC2	287,273.3147
SILLC3	95,757.7716
Total Investor Shares	2,290,687.3159
Management Shares
Ken Walker	2,519.6882
Dave Sherman	1,981.1300
Ron Morgan	963.4290
Derek Ritzel	1,178.3287
Total Management Shares	6,642.5759

Total	2,297,329.8918

5.            Choice of Law.  This Amendment shall be construed and interpreted under and according to the laws of the State of New York.  In the event any provisions of this Amendment are held by a court or tribunal of competent jurisdiction to be unenforceable, the remaining provisions of this Amendment shall remain in full force and effect.

6.            No Implied Amendments.  Except as herein provided, the Merger Agreement shall remain in full force and effect and is ratified in all respects.  On and after the effectiveness of this Amendment, each reference in the Merger Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of the like import, and each reference to the Merger Agreement in any other agreements, documents or instruments executed and delivered pursuant to the Merger Agreement, shall mean and be a reference to the Merger Agreement, as amended by this Agreement.

7.            Assigns.  This Amendment is and shall be binding upon and shall inure to the benefit of the predecessors, successors, subsidiaries, affiliates, representatives, assigns, directors, officers, attorneys or employees of each of the parties.

8.            Entire Agreement.  This Amendment constitutes the entire agreement between the parties with regard to the subject matter hereof, there being no oral, collateral, or supplemental agreement concerning the subject matter hereof.  This Amendment may not be altered, amended, modified or otherwise changed in any respect or particular, as to any party, except by a writing duly executed by each party affected thereby.

9.            Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.  A fax signature shall have the same force and effect as an original signature.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their duly authorized representatives.

THE COMPANY:		NEWCO:

SEALY CORPORATION		SEALY ACQUISITION CORP

By:	/s/ Kenneth L. Walker	By:	/s/Brian Carroll
Name:	Kenneth L. Walker	Name: Brian Carroll
Title:	Senior Vice President, General Counsel	Title: Vice President